Exhibit 99.1
News Release

Integra LifeSciences Reports Fourth Quarter and Full-Year 2022 Financial Results and Provides 2023 Financial Guidance

Princeton, New Jersey, February 22, 2023 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported financial results for the fourth quarter and full year ended December 31, 2022, consistent with its preliminary financial results announced on January 10, 2023 and January 25, 2023.

Fourth Quarter 2022

•Reported revenues were $398.0 million, representing a decrease of 1.8% on a reported basis and an increase of 2.9% on an organic basis compared to the fourth quarter 2021.

•GAAP earnings per diluted share were $0.63, compared to $0.53 in the fourth quarter 2021.

•Adjusted earnings per diluted share were $0.94, compared to $0.84 in the fourth quarter of 2021.

Full-Year 2022

•Reported revenues were 1,557.7 million representing an increase of 1.0% on a reported basis and an increase of 4.2% on an organic basis compared to full-year 2021.

•GAAP earnings per diluted share were $2.16, compared to $1.98 in 2021.

•Adjusted earnings per diluted share were $3.36, compared to $3.18 in 2021.

Key Accomplishments in 2022

•Advancing our portfolio:
▪Extended the CUSA® Clarity portfolio with the launch of the laparoscopic and bone tips
▪Launched Aurora® Evacuator plus coagulation in the U.S.
▪U.S. launch of NeuraGen® 3D
▪Launched disposable instrument offering
▪International extension of Certas® Plus valve line and entered into distribution agreement for Neutus external ventricular drain (EVD) in China

•Completed the ACell portfolio integration and executed the commercial capacity build-out

•Further refined the portfolio by divesting non-core traditional wound care business (TWC)

•Completed the acquisition of Surgical Innovation Associates, which develops, markets and sells DuraSorb®, a resorbable mesh technology

•Completed strategic roadmap and M&A gameboard, including plans for international expansion

•Outsourced select global transactional back-office activities

•Closed a high-cost manufacturing facility in France

•Further strengthened executive leadership team with the appointment of the first chief digital officer and first executive vice president located outside the U.S.

•Developed sustainability baseline and strategy and published inaugural ESG report

• Named to Best Places to Work in NJ and Awarded Great Place to Work - Certified™ Organization in China

“We made key advances in strengthening our strategic path. We met our organic growth and exceeded our adjusted EPS guidance for the year. I am proud of our colleagues for being responsible stewards of our business in a challenging macro and supply environment. We remained focused on doing right by our customers and patients, while delivering on our financial commitments to our shareholders,” said Jan De Witte, president and chief executive officer. “Looking to 2023, our efforts have positioned us well to further accelerate our growth and investments in our strategic priorities as we move beyond the impacts of COVID-19 and supply challenges.”

Fourth Quarter 2022 Financial Summary

Total reported revenues for the fourth quarter were $398.0 million, a decrease of 1.8% from the fourth quarter of 2021. Fourth quarter organic revenues increased 2.9% over the prior year.

The Company reported GAAP net income of $52.9 million, or $0.63 per diluted share, in the fourth quarter of 2022, compared to GAAP net income of $45.4 million, or $0.53 per diluted share, in the prior year.

Adjusted EBITDA for the fourth quarter of 2022 was $109.7 million, compared to $105.4 million in the fourth quarter of the prior year. As a percentage of revenue, adjusted EBITDA was 27.6%, an increase of 160 basis points from the prior year period driven by careful OPEX management.

Adjusted net income for the fourth quarter of 2022 was $78.8 million, or $0.94 per diluted share, compared to adjusted net income of $72.2 million, or $0.84 per diluted share, in the fourth quarter of 2021.

Cash flows from operations totaled $85.3 million in the fourth quarter and capital expenditures were $14.5 million.

Fourth Quarter 2022 Segment Performance

•Codman Specialty Surgical (66% of Revenues)
◦Total revenues were $264.6 million, representing reported decrease of 2.2% and organic growth of 1.8% compared to the fourth quarter of 2021. Sales in Neurosurgery grew 1.7% on an organic basis driven by solid growth in CUSA capital and disposables in the US and global small capital sales offset by the recall impact of the CereLink® monitors. Sales in Instruments grew 2.2% on an organic basis.

•Tissue Technologies (34% of Revenue)
◦Total revenues were $133.4 million, representing a decrease of 1.1% on a reported basis and organic growth of 5.0% compared to the fourth quarter of 2021. Organic growth in the segment was led by sales in Wound Reconstruction and Care, with broad strength from Integra Skin, amniotics, Primatrix® MicroMatrix® and Cytal®, partially offset by an expected decline in private label.

Full-Year 2022 Financial Summary

Total reported revenues for the full-year 2022 were $1,557.7 million, an increase of 1.0%, from the prior year. Organic sales for the full-year 2022 increased 4.2% compared to 2021.

The Company reported GAAP net income of $180.6 million, or $2.16 per diluted share, for the full-year 2022, compared to GAAP net income of $169.1 million, or $1.98 per diluted share in 2021.

Adjusted EBITDA for the full-year 2022 was $411.3 million, an increase of $11.3 million over the prior year. Full year EBITDA margins were 26.4% an increase of 40 basis points from the prior year.

Adjusted net income for the full-year 2022 was $280.9 million, or $3.36 per diluted share, compared to $271.7 million, or $3.18 per diluted share.

2022 Balance Sheet, Cash Flow and Capital Allocation

The Company generated cash flow from operations of $264.5 million for the full-year 2022. Full-year capital expenditures were $42.3 million. Net debt at the end of the year was $1.0 billion, and the consolidated total leverage ratio was 2.2x. As of year-end, the Company had total liquidity of approximately $1.76 billion, including approximately $457 million in cash and the remainder available under its revolving credit facility.

2023 Revenue and Adjusted Earnings Per Share Guidance

The Company’s guidance for 2023 revenue and adjusted earnings per share reflects the recovery of our markets back to pre-COVID levels, a gradual improvement in supply over the year, the relaunch of CereLink in the first half, and the impact of our commercial capability build-out and new products. Our guidance also reflects the recent acquisition of DuraSorb as well as the divestiture of the TWC business.

For the full-year 2023, the Company expects revenues to be in a range of $1,602 million to $1,620 million, representing reported growth of approximately 2.9% to 4.0% and organic growth in the range of 4.0% to 5.2%. Adjusted earnings per diluted share are expected to be between $3.43 and $3.51.

Our guidance reflects a sequential improvement from first to second half growth primarily driven by the gradual recovery of supply throughout the year, 2022 normalization from our private label business, the recovery of our China business post-COVID lockdowns, and the timing of the CereLink relaunch. The acquisition of DuraSorb and divestiture of the TWC business also contributed to the sequential step-up in growth.

For the first quarter 2023, the Company expects reported revenues in the range of $370 million to $376 million, representing reported growth of approximately -1.5% to flat and organic growth of approximately 2.0% to 3.5%. Adjusted earnings per diluted share are expected to be in a range of $0.72 to $0.76.

Organic sales growth excludes acquisitions and divestitures as well as the effects of foreign currency and the year- over-year change in revenue from discontinued products.

The Company is providing forward-looking guidance regarding adjusted earnings per diluted share but is not providing a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable, and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, integrations, structural optimization and efforts to comply with the EU Medical Device Regulation are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results. Adjusted earnings per diluted share also excludes the impact of intangible asset amortization associated with prior business acquisitions, which we expect to be approximately $0.80 per diluted share for the full-year 2023.

2023 Share Repurchase

On January 26, 2023, the Company entered into an accelerated share repurchase agreement with Goldman Sachs & Co. LLC to repurchase $150 million in the aggregate of the Company’s outstanding shares of common stock, par value $0.01 per share. The repurchase transactions are expected to be completed in the first half of 2023. The impact of the share repurchase is reflected in the 2023 adjusted earning per diluted share guidance range provided.

Conference Call and Presentation Available Online

Integra has scheduled a conference call for 8:30 a.m. ET on Wednesday, February 22, 2023, to discuss fourth quarter and full-year 2022 financial results, and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question-and-answer session following the call. Integra's management team will reference a presentation during the conference call, which can be found on the Investor Relations section of the website at investor.integralife.com.

A live webcast will be available on the Investors section of the Company’s website at investor.integralife.com. For those planning to participate on the call, please register here to receive dial-in details and a unique pin. While not required, it is recommended to join 10 minutes prior to the start of the event. A webcast replay of the conference call will be available on the Investor Relations section of the Company’s website following the call.

About Integra
Integra LifeSciences is a global leader in regenerative tissue technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Aurora®, Bactiseal®, BioD™, CerebroFlo®, CereLink® Certas® Plus, Codman®, CUSA®, Cytal®, DuraGen®, DuraSeal®, Gentrix®, ICP Express®, Integra®, Licox®, MAYFIELD®, MediHoney®, MicroFrance®, MicroMatrix®, NeuraGen®, NeuraWrap™, PriMatrix®, SurgiMend®, TCC-EZ® and VersaTru®. For the latest news and information about Integra and its products, please visit www.integralife.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” "forecast," "guidance," “plan,” “anticipate,” "target," or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as divestiture, acquisition and integration-related charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges, and income tax expense (benefit) related to non-GAAP adjustments and other items, expectations and plans with respect to strategic initiatives and product development and Integra’s ability to execute on its capital return plans. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, inflation, supply chain disruptions, trade regulation and tariffs, other economic disruptions and U.S. and global recession concerns, on the Company’s customers and on the Company’s business, financial condition, results of operations and cash flows; the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate acquired businesses; the Company’s ability to achieve sales growth in a timely fashion; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; the scope, duration and effect of additional U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic and any future public health crises; global macroeconomic and political conditions, including the war in Ukraine; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to access and maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of divestiture, acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the EU Medical Devices Regulation; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) intangible asset amortization expense; and (v) income tax impact from adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.

Reconciliations of GAAP revenues to organic revenues and GAAP adjusted net income to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters and years ended December 31, 2022 and 2021, and the free cash flow and adjusted free cash flow conversion for the quarters and years ended December 31, 2022 and 2021, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:

Chris Ward
(609) 772-7736
chris.ward@integralife.com

Media Contact:

Laurene Isip
(609) 208-8121
laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Total revenues	398,022	$405,524	1,557,666	$1,542,448

Costs and expenses:
Cost of goods sold	147,937	156,250	587,355	597,808
Research and development	26,783	24,725	101,193	93,051
Selling, general and administrative	151,919	162,250	616,316	637,445
Intangible asset amortization	3,543	4,076	13,882	16,914
Total costs and expenses	330,182	347,301	1,318,746	1,345,218
Operating income	67,840	58,223	238,920	197,230
Interest income	5,311	1,439	11,917	6,737
Interest expense	(12,894)	(12,125)	(49,594)	(50,395)
Gain (loss) from the sale of business	—	(169)	644	41,798
Other income, net	3,951	4,419	12,007	19,307
Income before taxes	64,208	51,787	213,894	214,677
Income tax expense (benefit)	11,262	6,403	33,344	45,602
Net income	$52,946	$45,384	$180,550	$169,075

Net income per share:
Net income per share	0.63	0.53	2.16	1.98
Weighted average common shares outstanding for diluted net income per share	83,568	85,780	83,516	85,485

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Neurosurgery	205,199	211,895	(3.2)%	794,017	802,959	(1.1)%
Instruments	59,398	58,762	1.1%	225,547	222,273	1.5%
Total Codman Specialty Surgical	$264,597	$270,657	(2.2)%	$1,019,564	$1,025,232	(0.6)%

Wound Reconstruction and Care	102,540	101,405	1.1%	406,689	392,463	3.6%
Private Label	30,885	33,462	(7.7)%	131,413	124,753	5.3%
Total Tissue Technologies	133,425	134,867	(1.1)%	538,102	$517,216	4.0%
Total Reported Revenues	$398,022	$405,524	(1.8)%	$1,557,666	$1,542,448	1.0%

Impact of changes in currency exchange rates	11,265	—	—	37,928	—	—
Less contribution of revenues from acquisitions	(528)	—	—	(3,243)	—	—
Less contribution of revenues from divested products	(122)	(7,718)	—	(1,808)	(11,240)	—
Less contribution of revenues from discontinued products	(1,647)	(2,127)	—	(8,041)	(11,919)	—
Total organic revenues(1)	$406,990	$395,679	2.9%	$1,582,502	$1,519,289	4.2%

(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and from continuing operations and locations where each item is recorded are as follows:
(In thousands)

Three Months Ended December 31, 2022

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges(1)	704	619	620	477	—	(1,013)	—
Structural Optimization charges	(1,533)	(4,195)	2,669	(7)	—	—	—
EU Medical Device Regulation charges	12,177	1,439	4,855	5,884	—	—	—
Intangible asset amortization expense	19,632	16,089	—	—	3,543	—	—
Estimated income tax impact from above adjustments and other items	(5,091)	—	—	—	—	—	(5,091)
Depreciation expense	9,861	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics, ACell, SIA acquisitions and the divestiture of Extremity Orthopedics and TWC. Also includes banking, legal, consulting, systems, and other income and expenses.

Three Months Ended December 31, 2021

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges(1)	1,876	1,917	595	494	—	(1,130)	—
Structural Optimization charges	5,347	2,637	2,564	146	—	—	—
EU Medical Device Regulation charges	8,140	1,023	3,410	3,707	—	—	—
Intangible asset amortization expense	20,305	16,229	—	—	4,076	—	—
Estimated income tax impact from above adjustments and other items	(8,877)	—	—	—	—	—	(8,877)

Depreciation expense	10,387	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amort. - Intangible asset amortization
(e) OI&E - Other income and expense
(f) Tax - Income tax expense

(1) Acquisition, divestiture, and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, and Rebound Therapeutics acquisitions and the divestiture of Extremity Orthopedics and includes banking, legal, consulting, systems, and other expenses.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2022

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges(1)	(18,849)	1,543	(13,379)	(2,195)	—	(4,818)	—
Structural Optimization charges	23,072	5,554	17,368	150	—	—	—
EU Medical Device Regulation charges	45,147	4,626	16,596	23,926	—	—	—
Intangible asset amortization expense	78,295	64,413	—	—	13,882	—	—
Estimated income tax impact from above adjustments and other items	(27,349)	—	—	—	—	—	(27,349)
Depreciation expense	39,943	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amort. - Intangible asset amortization
(e) OI&E - Interest (income) expense, net and other (income), net
(f) Tax - Income tax expense

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics, ACell, SIA acquisitions and the divestiture of Extremity Orthopedics and TWC. Also includes banking, legal, consulting, systems, and other income and expenses.

Twelve Months Ended December 31, 2021

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges(1)	(11,712)	19,633	14,760	1,303	—	(47,408)	—
Structural Optimization charges	20,762	9,147	7,755	3,860	—	—	—
EU Medical Device Regulation charges	24,375	3,553	8,498	12,324	—	—	—
Intangible asset amortization expense	83,439	66,525	—	—	16,914	—	—
Estimated income tax impact from above adjustments and other items	(14,226)	—	—	—	—	—	(14,226)
Depreciation expense	39,151	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) Amort. - Intangible asset amortization
(e) OI&E - Interest (income) expense, net and other (income), net
(f) Tax - Income tax expense

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics and ACell acquisitions and the divestiture of Extremity Orthopedics and includes banking, legal, consulting, systems, and other income and expenses. The Company completed the sales of its Extremity Orthopedics business and recognized a gain of $41.8 million for the twelve months ended December 31, 2021 which was partially offset by other acquisition, divestiture and integration-related charges.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

GAAP net income	52,946	45,384	180,550	$169,075
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	29,493	30,693	118,238	122,590
Other (income), net	(2,938)	(3,120)	(7,833)	(13,697)
Interest expense, net	7,583	10,686	37,677	43,658
Income tax expense (benefit)	11,262	6,403	33,344	45,602
Structural optimization charges	(1,533)	5,347	23,072	20,762
EU Medical Device Regulation charges	12,177	8,140	45,147	24,375
Acquisition, divestiture and integration-related charges (1)	704	1,876	(18,849)	(11,712)
Total of non-GAAP adjustments	56,747	60,025	230,796	231,578
Adjusted EBITDA	$109,693	$105,409	$411,346	$400,653
(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics, ACell, SIA acquisitions and the divestiture of Extremity Orthopedics and TWC. Also includes banking, legal, consulting, systems, and other expenses.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

GAAP net income	52,946	$45,384	180,550	$169,075
Non-GAAP adjustments:
Structural optimization charges	(1,533)	5,347	23,072	20,762
Acquisitions, divestiture and integration-related charges(1)	704	1,876	(18,849)	(11,712)
EU Medical Device Regulation charges	12,177	8,140	45,147	24,375
Intangible asset amortization expense	19,632	20,305	78,295	83,439
Estimated income tax impact from adjustments and other items	(5,091)	(8,877)	(27,349)	(14,226)
Total of non-GAAP adjustments	25,889	26,791	100,316	102,638
Adjusted net income	$78,835	$72,175	$280,866	$271,713

Adjusted diluted net income per share	$0.94	$0.84	$3.36	$3.18
Weighted average common shares outstanding for diluted net income per share	83,568	85,780	83,516	85,485

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics, ACell, SIA acquisitions and the divestiture of Extremity Orthopedics and TWC. Also includes banking, legal, consulting, systems, and other expenses.
.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2022	2021

Cash and cash equivalents	$456,661	$513,448
Accounts receivable, net	263,465	231,831
Inventory, net	324,583	317,386

Current and long-term borrowing under senior credit facility	771,274	869,257
Borrowings under securitization facility	104,700	112,500
Long-term convertible securities	567,341	564,426

Stockholders' equity	1,804,403	1,684,804

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ending December 31,
	2022	2021
Net cash provided by operating activities	$264,469	$312,427
Net cash used in investing activities	(58,580)	(161,443)
Net cash used in by financing activities	(251,953)	(98,226)
Effect of exchange rate changes on cash and cash equivalents	(10,723)	(9,476)

Net increase (decrease) in cash and cash equivalents	(56,787)	43,282

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2022	2021
GAAP Net cash provided by operating activities	$85,334	$69,273

Purchases of property and equipment	(14,455)	(27,427)
Adj. Free Cash Flow	$70,879	$41,846

Adjusted net income (1)	$78,835	$72,175
Adjusted Free Cash Flow Conversion	89.9%	58.0%

	Twelve Months Ending December 31,
	2022	2021
GAAP Net cash provided by operating activities	$264,469	$312,427

Purchases of property and equipment	(42,343)	(48,022)
Adj. Free Cash Flow	$222,126	$264,405

Adjusted net income (1)	$280,866	$271,712
Adjusted Free Cash Flow Conversion	79.1%	97.3%

(1) Adjusted net income for quarters and twelve months ended December 31, 2021 and 2022 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.